Exhibit 10.1

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 5th day of May, 2014 (the “Second Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) and Marketo, Inc., a Delaware corporation (“Borrower”) whose address is 901 Mariner’s Blvd., Suite 200, San Mateo, CA 94404.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated as May 21, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.            Borrower has requested that Bank amend the Loan Agreement to (i) revise the financial covenant, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Consent.  Borrower has established a Subsidiary in Japan and made approximately $2,600,000 in Investments in such Subsidiary as of the Second Amendment Effective Date (the “Japanese Investment”).  Bank consents to, and hereby reaffirms that this Japanese Subsidiary and the Japanese Investment are additional “Permitted Investments” under the Loan Agreement.

3.             Amendments to Loan Agreement.

3.1          Section 6.2(d) (Bookings Report).  Section 6.2(d) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

(d)           Bookings Report.  Only during such times as Borrower does not meet the Investment Guideline, concurrently with the delivery of each of the Quarterly Financial Statements and each of the Annual Financial Statements, a company prepared bookings report detailing new and renewal annually recurring revenue and subscription bookings and service bookings for each month within such period and certified by a Responsible Officer and in a form acceptable to Bank (the “Bookings Report”);

3.2          Section 6.11 (Financial Covenants)  Section 6.11 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

Financial Covenants.

(a)           So long as Borrower maintains at least Fifty Million Dollars ($50,000,000) in unrestricted cash and unrestricted investments in domestic operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates (it being understood that any accounts and amounts held therein or investments credited thereto that are subject to Control Agreements in favor of Bank shall be deemed to be “unrestricted” for purposes of this Section 6.11), then Borrower does not need to comply with the covenant set forth in Section 6.11(b);

(b)           Performance to Bookings Plan.  Borrower shall maintain as of the last day of each quarter, cumulative subscription bookings of at least the following:

Quarter	Minimum Cumulative Subscription Bookings

January 1, 2014 through March 31, 2014	seventy-five percent (75%) of the projected performance for the first quarter of 2014 under the Board Plan

March 31, 2014 through June 30 2014	seventy-five percent (75%) of the cumulative projected performance for the first and second quarters of 2014 under the Board Plan

July 1, 2014 through September 30, 2014	seventy-five percent (75%) of the cumulative projected performance for the first, second and third quarters of 2014 under the Board Plan

October 1, 2014 through December 31, 2014	seventy-five percent (75%) of the cumulative projected performance for the first, second, third and fourth quarters of 2014 under the Board Plan

January 1, 2015 through March 31, 2015 and each quarter thereafter

Covenant levels shall be set by Bank with receipt of Borrower’s Board approved bookings forecast (due within 60 days of prior fiscal year end), but for each quarter of 2015, the covenant level shall be no less than the level set for the corresponding quarter of 2014 and, to the extent the bookings forecast results in higher covenant levels for 2015, then for the first quarter of 2015, no more than eighty-six percent (86%) of the projected performance for the first quarter of 2015 under Borrower’s Board approved bookings forecast.

3.3          Section 7.3 (Mergers or Acquisitions).  Section 7.3 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for Permitted Acquisitions.  “Permitted Acquisitions” means:

(i)            A Subsidiary may merge or consolidate into another Subsidiary or into Borrower; and

(ii)           Acquisitions by Borrower where all of the following apply:

(1)           immediately after giving effect to each such transaction, Borrower would maintain at least Fifty Million Dollars ($50,000,000) in unrestricted cash and unrestricted investments in domestic operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates (it being understood that any accounts and amounts held therein or investments credited thereto that are subject to Control Agreements in favor of Bank shall be deemed to be “unrestricted” for purposes of this Section 7.3);

(2)           no Event of Default has occurred and is continuing or would exist after giving effect to the transactions, including without limitation, no Indebtedness is assumed or existing other than Permitted Indebtedness and no Liens are incurred or existing other than Permitted Liens;

(3)           to the extent such transaction is the acquisition of capital stock of another Person, such Person shall become a wholly-owned Subsidiary of Borrower and, if Bank so requests, Borrower shall (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section shall be a Loan Document;

(4)           Borrower is in compliance with all of the terms and conditions of this Agreement on a pro forma basis, including the financial covenant set forth in Section 6.11;

(5)           such transaction is not hostile and Borrower’s Board of Directors and the Board of Directors (and, if required, the stockholders) of the target of the acquisition have approved the transaction; and

(6)           such transaction does not and will not increase Borrower’s cash outflow by more than $12,000,000 per fiscal year; and

(7)           Borrower is the surviving legal entity.

3.4          Section 13 (Definitions).  The following terms and their definitions are added in proper alphabetical order to Section 13.1 of the Loan Agreement:

“Board Plan” means Borrower’s Board approved bookings plan submitted to Bank on February 2, 2014, file named “Marketo B0D-1-28-2014-Final bod approved Plan.pptx”.

“Investment Guideline” means Borrower maintains at least Fifty Million Dollars ($50,000,000) in unrestricted cash and unrestricted investments in domestic operating and other deposit accounts and securities accounts with Bank and Bank’s Affiliates (it being understood that any accounts and amounts held therein or investments credited thereto that are subject to Control Agreements in favor of Bank shall be deemed to be “unrestricted” for purposes of this definition).

“Second Amendment” is the Second Amendment to Loan and Security Agreement by and between Bank and Borrower.

“Second Amendment Effective Date” is defined in the Second Amendment.

3.5          Section 13 (Definitions).  Clause (f) of the definition of Permitted Investments set forth in Section 13.1 of the Loan Agreement is amended in its entirety and replaced with the following:

(f)            (1) if Borrower meets the Investment Guideline both before and after giving effect to of the following Investments, then “Permitted Investments” shall include Investments by Borrower in Subsidiaries;

(2)  if Borrower will not meet the Investment Guideline both before and after giving effect to of the following Investments, then “Permitted Investments” shall include Investments by Borrower in Subsidiaries not to exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year; and

(3) Investments by Subsidiaries in other Subsidiaries or in Borrower;

3.6          Compliance Certificate.  Exhibit D to the Loan Agreement, the Compliance Certificate is replaced in its entirety with Exhibit A to the Second Amendment.

4.             Limitation of Amendments.

4.1          The consent in Section 2 and the amendments set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3          The organizational documents of Borrower delivered to Bank prior to the First Amendment Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.             Bank Expenses. Borrower shall pay to Bank all Bank Expenses (including reasonable attorneys’ fees and expenses) incurred through and after the Second Amendment Effective Date, when due.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Effectiveness.  This Amendment shall be deemed effective as of the Second Amendment Effective Date upon the due execution and delivery to Bank of this Amendment by each party hereto;

9.             Amendments in Writing; Integration.  This Amendment is a Loan Document.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Amendment and the Loan Documents.

10.          Governing Law; Venue.  The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

MARKETO, INC.

By:	/s/ Frederick A. Ball
Name: Frederick A. Ball
Title: Senior Vice President and Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Holly R. Dungan
Name: Holly R Dungan
Title: Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MARKETO, INC.

The undersigned authorized officer of Marketo, Inc.(“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly Financial Statements with Compliance Certificate	Quarterly [within 5 days of SEC filing but within 45 days of quarter end for first 3 quarters of each fiscal year]	☐ Yes ☐ No

Annual Financial Statements with Compliance Certificate	Within 5 days of SEC filing but FYE within 90 days	☐ Yes ☐ No

Bookings Report with Compliance Certificate [but only required if Borrower is not maintaining at least $50,000,000 at Bank and Bank’s Affiliates]	Quarterly [concurrently with Quarterly Financial Statements and Annual Financial Statements]	☐ Yes ☐ No

Annual projections	FYE within 60 days	☐ Yes ☐ No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	☐ Yes ☐ No

Section 6.11 Covenant	Required	Actual	Complies

Performance to Booking Plan [measured quarterly] but only measured if Borrower is not maintaining at least $50,000,000 at Bank and Bank’s Affiliates	$	$	☐ Yes ☐ No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Marketo, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: ☐ Yes ☐ No